EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aronex Pharmaceuticals, Inc. of our report dated March 7, 1996 included in Aronex Pharmaceuticals, Inc.'s Form 10-K/A for the year ended December 31, 1995.


ARTHUR ANDERSEN LLP



The Woodlands, Texas
December 31, 1996